Exhibit 99.3

Investment Banking
October 1, 2014

CONFIDENTIAL

Ashford Hospitality Trust

14185 Dallas Parkway

Suite 1150

Dallas TX 75254-4376

Attention:   Mr. Monty Bennett

Chairman and Chief Executive Officer

Mr. Bennett:

You have requested that Robert W. Baird & Co. Incorporated (“Baird” or “we”) provide a good faith estimate of the enterprise valuation range (the “Valuation”) for Ashford Inc. (“Ashford Inc.” or “the Company”) as of the date of this letter. We understand that the Valuation will be used by the Company to (i) calculate the expected gain for U.S. federal income tax purposes in connection with the distribution of some or all of the shares of common stock of the Company by Ashford Hospitality Trust, Inc. (“Ashford Trust”) and to support the determination by the board of directors of Ashford Trust of the distribution ratio in such distribution transaction, such that the gain does not jeopardize the REIT status of Ashford Trust, and (ii) to assist the board of directors of Ashford Trust in determining the value of Ashford Inc.’s common stock to be reserved for issuance to satisfy deferred compensation obligations of Ashford Trust and to be assumed by Ashford Inc. Pursuant to your request, we have only considered the range of enterprise values for the Company, and we have not been requested to analyze, and we have not analyzed, any per share values of the Company’s common stock or other securities.

As part of our investment banking business, we are engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, initial and secondary public offerings of securities, private placements and valuations for estate, corporate and other purposes.

In conducting our investigation and analysis and in arriving at our Valuation herein, we have reviewed such information and have taken into account such financial and economic factors, investment banking procedures and considerations as we have deemed relevant under the circumstances, details of which are included in the report. In that connection, and subject to the various assumptions, qualifications and limitations set forth herein and in the report, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including financial forecasts received from Ashford Trust concerning the business and operations of the Company for each of the fiscal years ending December 31, 2014-2018 (the “Forecasts”) furnished to us, and prepared, by the Company’s management for purposes of our analysis; (ii) reviewed certain publicly available information, including, but not limited, to the Company’s recent filings with the Securities and Exchange Commission; (iii) compared the financial position and operating results of the Company with those of certain other publicly traded companies we deemed relevant; (iv) compared recent transaction comps for the purchase of public and private enterprises deemed comparable to the Company, and (v) relied on publicly traded equity valuations of certain other publicly traded companies we deemed relevant. We have held discussions with members of the Company’s senior management concerning the Company’s historical and current financial condition and operating results, as well as the future prospects of the Company. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

Robert W. Baird & Co.

1717 K Street NW

Washington, D.C.  20036

Ashford Hospitality Trust

October 1, 2014

In arriving at our Valuation, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of the Company. We have not independently verified any information supplied to us by the Company or Ashford Trust. We have not been engaged to independently verify, have not assumed any responsibility to verify, assume no liability for, and express no opinion on, any such information, and we have assumed, without independent verification, that neither the Company nor Ashford Trust is aware of any information prepared by it that might be material to our analysis that has not been provided to us. We have assumed, without independent verification, that: (i) all assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company’s financial statements provided to us; (ii) the financial statements of the Company provided to us present fairly the results of operations, cash flows and financial condition of the Company for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the Forecasts for the Company were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company’s senior management as to the future performance of the Company. In conducting our review, we have not undertaken or obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise, known or unknown) or solvency or viability of the Company or Ashford Trust, nor have we made a physical inspection of the properties or facilities of the Company or Ashford Trust. In each case above, we have made the assumptions and taken the actions or inactions described above with your knowledge and consent. This analysis shall not constitute an opinion as to the fairness or advisability of the distribution transaction. Baird does not provide any legal or tax advice, and Baird makes no representations about the REIT status of the Company or Ashford Trust or the impact of the distribution transaction on such status, and does not accept any responsibility for the tax consequences to the Company, Ashford Trust or the shareholders of Ashford Trust relating to the Valuation or the distribution transaction.

Our analysis necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

Our analysis has been prepared at the request of the senior management and the board of directors of Ashford Trust. Ashford Trust acknowledges that all valuations, perspectives and advice (written or oral) given by Baird in connection with Baird’s engagement are intended for the internal benefit and use of Ashford Trust and its senior management and board of directors. Our analysis may not be provided or disseminated to any person or reproduced, quoted or referred to in any document without the prior written consent of Baird; provided, however, that the Valuation may be referred to or included in a public filing to the extent required under the federal securities laws so long as Ashford Trust and the Company give Baird a reasonable opportunity to review and comment on the proposed reference or filing in advance.

We have been retained to act solely to provide the services described herein and, in such capacity, are acting as an independent contractor and not in any agency, fiduciary or other similar capacity. We will receive a fee for our services, and in addition, Ashford Trust has agreed to reimburse us for our out-of-pocket costs and to indemnify us against certain liabilities that may arise out of our engagement.

We are a full service securities firm and as such Baird and its affiliates may from time to time provide investment banking, advisory, brokerage and other services to clients that may be competitors or suppliers to, or customers or security holders of, Ashford Trust or the Company, that may affect transactions with Ashford Trust or the Company or that may otherwise participate or be involved in the same or a similar business or industry as Ashford Trust or the Company or may from time to time hold long or short positions or effect transactions, for its own account or the accounts of clients, in securities or options on securities of parties that might be involved in transactions with Ashford Trust or the Company.

Ashford Hospitality Trust

October 1, 2014

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein and in the report, we believe in our good faith estimation that, as of the date hereof, the Company has an enterprise valuation range of $48 million to $61 million, with a midpoint of $54 million before consideration of the deferred compensation obligation to be assumed by the Company in connection with the spin-off of the Company by Ashford Trust.

Very truly yours,

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Steven H. Goldberg

Steven H. Goldberg

Its: Managing Director — Investment Banking